EXHIBIT 4.1






                              UNITED TRANSNET, INC.

                            1995 STOCK INCENTIVE PLAN


         1.       PURPOSE

         The purpose of this 1995 Stock Incentive Plan (the "Plan") is to encourage directors, key employees and consultants of United TransNet, Inc. (the "Company") and its Subsidiaries (as hereinafter defined) to continue their association with the Company, by providing favorable opportunities for them to participate in the ownership of the Company and in its future growth through the granting of stock, stock options and other rights to compensation in amounts determined by the value of the Company's stock. The term "Subsidiary" as used in the Plan means a corporation of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent (50%) or more of the total combined voting power of all classes of stock.


         2.       ADMINISTRATION OF THE PLAN

         The Plan shall be administered by a committee (the "Committee") consisting of two or more members of the Company's Board of Directors (the "Board"), each of whom shall be, at any time during which the Company has a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 16b-3 thereunder so requires of exempt plans, a "disinterested person" as defined from time to time in Rule 16b-3 promulgated under the Exchange Act. The "Committee" may be the Compensation Committee of the Board. At any time during which the Company has a class of equity securities registered under the Exchange Act and Rule 16b-3 thereunder so requires of exempt plans, as to all persons who are members of the Board or officers of the Company or a Subsidiary within the meaning of Section 16(b) of the Exchange Act ("Insiders"), the Committee shall from time to time determine to whom options or other rights shall be granted under the Plan, whether options granted shall be incentive stock options ("ISOs") or non-qualified stock options ("NSOs"), the terms of the options or other rights, and the number of shares which may be granted under options. The Committee shall report to the Board the names of individuals to whom stock or options or other rights are to be granted, the number of shares covered and the terms and conditions of each grant. During any time that the Company does not have a class of equity securities registered under the Exchange Act as to all persons, and at any time during which the Company has a class of equity securities registered under the Exchange Act as to persons other than Insiders, the determinations described in this paragraph may be made by the Committee or by the Board, as the Board shall direct in its discretion, and references in the Plan to the Committee shall be understood to refer to the Board in any such case.

         The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations, of the Plan and of options granted thereunder (the "Options"), and of Common Stock transferred subject to restrictions under the Plan ("Restricted Stock") and stock appreciation rights granted under the Plan ("SARs") (collectively, "Other Rights") shall be subject to the determination of the Committee, which shall be final and binding. The Plan shall be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 5 hereof as an ISO to qualify as incentive stock Options as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").


         3.       STOCK SUBJECT TO THE PLAN

         The total number of shares of stock which may be subject to Options and Other Rights under the Plan shall be 625,000 shares of the Company's Common Stock, $.001 par value per share, from either authorized but unissued shares or treasury shares; provided that the number of shares stated in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 11 hereof. Shares of Restricted Stock that fail to vest, and shares of Common Stock subject to an Option that is neither terminated by reason of the exercise of a SAR related to the Option, nor fully exercised prior to its expiration or other termination, shall again become available for grant under the terms of the Plan.


         4.       ELIGIBILITY

         The individuals who shall be eligible for grant of Options and Other Rights under the Plan shall be key employees and other individuals who render services of special importance to the management, operation, or development of the Company or a Subsidiary, and who have contributed or may be expected to contribute materially to the success of the Company or a Subsidiary. ISOs shall not be granted to any individual who is not an employee of the Company or a Subsidiary. The term "Optionee," as used in the Plan, refers to any individual to whom an Option or Other Right has been granted.

         Notwithstanding any other provisions of this Plan, the maximum number of shares with respect to which Options or Other Rights may be granted pursuant to the Plan during any given calendar year to any individual shall be 100,000.


         5.       TERMS AND CONDITIONS OF OPTIONS

         Every Option shall be evidenced by a written Stock Option Agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or an NSO, and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the following terms and conditions:

                  (a) Duration. The duration of each Option shall be as specified by the Committee in its discretion; provided, however, that no ISO shall expire later than ten (10) years after its date of grant, and no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary shall expire later than five (5) years after its date of grant.

                  (b) Exercise Price. The exercise price of each Option shall be any lawful consideration, as specified by the Committee in its discretion; provided, however, that the price with respect to an ISO shall be at least one hundred percent (100%) of the fair market value of the shares on the date on which the Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price; and provided further that the price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary shall be at least one hundred ten percent (110%) of the fair market value of the shares on the date of grant of the ISO. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Stock Option Agreement, Restricted Stock Agreement, SAR Agreement or similar document, the "fair market value" of a share of Common Stock at any particular date shall be determined according to the following rules: (i) if the Common Stock is at the time listed or admitted to trading on any stock exchange or the Nasdaq National Market, then the fair market value shall be the mean between the lowest and highest reported sale prices (or the lowest reported bid price and the highest reported asked price) of the Common Stock on the date in question on the principal exchange on which the Common Stock is then listed or admitted to trading; or (ii) if the Common Stock is not at the time listed or admitted to trading on a stock exchange or the Nasdaq National Market, the fair market value shall be the closing price of the Common Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Stock in such market; provided, however, that if the price of the Common Stock is not so reported, the fair market value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm's length between willing and knowledgeable investors, or (2) an appraisal by an independent party, or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect. If no reported sale of Common Stock takes place on the date in question on the principal exchange or the Nasdaq National Market, as the case may be, then the reported closing price of the Common Stock on such date on the principal exchange or the Nasdaq National Market, as the case may be, shall be determinative of fair market value.

                  (c) Method of Exercise. To the extent that it has become exercisable under the terms of the Stock Option Agreement, an Option may be exercised from time to time by written notice to the Secretary, Treasurer or Chief Financial Officer of the Company stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price in cash or by check payable to the order of the Company, or other payment or deemed payment described in this subsection 5(c). Such notice shall be delivered in person or by facsimile transmission or shall be sent by registered mail, return receipt requested.

                  Alternatively, payment of the exercise price may be made, to the extent provided in the Stock Option Agreement, in whole or in part, in shares of Common Stock owned by the Optionee; provided, however, that the Optionee may not make payment in shares of Common Stock that he acquired upon the earlier exercise of any ISO, unless he has held the shares until at least two (2) years after the date the ISO was granted and at least one (1) year after the date the ISO was exercised. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company certificates registered in his name representing a number of shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery that is not greater than the exercise price, such certificates to be duly endorsed, or accompanied by stock powers duly endorsed, by the record holder of the shares represented by such certificates. If the exercise price exceeds the fair market value of the shares for which certificates are delivered, the Optionee shall also deliver cash or a check payable to the order of the Company in an amount equal to the amount of that excess.

                  After the Company has a class of equity securities registered under the Exchange Act, payment may also be made, in the discretion of the Committee, by delivery (including by facsimile) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price.

                  At the time specified in an Optionee's notice of exercise, which shall not be earlier than the fifteenth (15th) day after the date of the notice except as may be mutually agreed, the Company shall, without issue or transfer tax to the Optionee, deliver to him at the main office of the Company, or such other place as shall be mutually acceptable, a certificate for the shares as to which his Option is exercised. If the Optionee fails to pay for or to accept delivery of all or any part of the number of shares specified in his notice upon tender of delivery thereof, his right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

                  (d) Notice of ISO Stock Disposition. The Optionee must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO, before the later of (i) the second anniversary of the date of grant of the ISO, and (ii) the first anniversary of the date the shares were issued upon his exercise of the ISO.

                  (e) Effect of Cessation of Employment. The Committee shall determine in its discretion and specify in each Stock Option Agreement the effect, if any, of the termination of the Optionee's employment upon the exercisability of the Option.

                  (f) No Rights as Stockholder. An Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until the date of issuance of a certificate to him for the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued, other than as required or permitted pursuant to Section 11.

                  (g) Substituted Option. With the consent of the Optionee, the Committee shall have the authority at any time and from time to time to terminate any outstanding Option and grant in substitution for it a new Option covering the same number or a different number of shares.


         6.       STOCK APPRECIATION RIGHTS

         The Committee may grant SARs in respect of such number of shares of Common Stock as it shall determine, in its discretion, and may grant SARs either separately or in connection with Options, as described in the following sentence. A SAR granted in connection with an Option may be exercised only to the extent of the surrender of the related Option, and to the extent of the exercise of the related Option the SAR shall terminate. Shares of Common Stock covered by an Option that terminates upon the exercise of a related SAR shall cease to be available under the Plan. The terms and conditions of a SAR related to an Option shall be contained in the Stock Option Agreement, and the terms of a SAR not related to any Option shall be contained in a SAR Agreement.

         Upon exercise of an SAR, the Optionee shall be entitled to receive from the Company an amount equal to the excess of the fair market value, on the exercise date, of the number of shares of Common Stock as to which the SAR is exercised, over the exercise price for those shares under a related Option, or if there is no related Option, over the base value stated in the SAR Agreement. The amount payable by the Company upon exercise of an SAR shall be paid in the form of cash or other property (including Common Stock of the Company), as provided in the Stock Option Agreement or SAR Agreement governing the SAR.

         All grants of SARs to Insiders shall be capable of being settled only for cash and may not be granted in connection with an Option. If a SAR is awarded to a person who is not an Insider at the time of award but subsequently becomes an Insider, it shall be deemed to be amended to provide that it may be settled only in cash while such person is an Insider.


         7.       RESTRICTED STOCK

         The Committee may grant or award shares of Restricted Stock in respect of such number of shares of Common Stock, and subject to such terms or conditions, as it shall determine and specify in a Restricted Stock Agreement.

         A holder of Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Committee shall otherwise determine. Certificates representing Restricted Stock shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Restricted Stock Agreement, and, if the Committee so determines the Optionee may be required to deposit the certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank.


         8.       SPECIAL BONUS GRANTS

         In its discretion, the Committee may grant in connection with any NSO or grant of Restricted Stock a special bonus in an amount not to exceed the lesser of (i) the combined federal, state and local income tax liability incurred by the Optionee as a consequence of his acquisition of stock pursuant to the exercise of the NSO or the grant or vesting of the Restricted Stock and the related special bonus, or (ii) forty percent (40%) of the imputed income realized by the Optionee on account of such exercise or vesting. Any such special bonus shall be payable solely to federal, state and local taxing authorities for the benefit of the Optionee at such time or times as withholding payments of income tax may be required. In the event that a NSO with respect to which a special bonus has been granted becomes exercisable by the personal representative of the estate of the Optionee, or that Restricted Stock with respect to which a special bonus has been granted shall vest after the death of an Optionee, the bonus shall be payable to or for the benefit of the estate in the same manner and to the same extent as it would have been payable for the benefit of the Optionee had he survived to the date of exercise or vesting. A special bonus may be granted simultaneously with a related NSO or Restricted Stock grant or separately with respect to an outstanding NSO or Restricted Stock granted at an earlier date.


         9.       METHOD OF GRANTING OPTIONS AND OTHER RIGHTS

         The grant of Options and Other Rights shall be made by action of the Committee at a meeting at which a quorum of its members is present, or by unanimous written consent of all its members; provided, however, that if an individual to whom a grant has been made fails to execute and deliver to the Committee a Stock Option Agreement, SAR Agreement or Restricted Stock Agreement within ten (10) days after it is submitted to him, the Option or Other Rights granted under the agreement shall be voidable by the Company at its election, without further notice to the Optionee.


         10.      REQUIREMENTS OF LAW

         The Company shall not be required to transfer any Restricted Stock or to sell or issue any shares upon the exercise of any Option or SAR if the issuance of such shares will result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended (the "Securities Act"), upon the transfer of Restricted Stock or the exercise of any Option or SAR the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the holder of the Option or Other Right will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Restricted Stock or the exercise of an Option or SAR to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

         11.      CHANGES IN CAPITAL STRUCTURE

         In the event that the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Committee in the number and kind of shares or other securities covered by outstanding Options and Other Rights, and for which Options or Other Rights may be granted under the Plan. Any such adjustment in outstanding Options or Other Rights shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in each Stock Option Agreement or agreement as to Other Rights shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a modification as defined in Section 424 of the Code. Any such adjustment made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Optionees.

         If while unexercised Options or SARs remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of Common Stock of the reincorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated Company.

         Except as otherwise provided in the preceding paragraph, if while unexercised Options or SARs remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, or upon a Change of Control (as defined herein), then, except as otherwise specifically provided to the contrary in an Optionee's Stock Option Agreement, SAR Agreement or Restricted Stock Agreement, the Committee shall, except as set forth below, determine which of the following alternatives shall apply and shall thereupon amend if necessary the terms of all outstanding Options and SARs so that:

                  (i) after the effective date of such merger, consolidation, sale or Change of Control, as the case may be, each Optionee shall be entitled, upon exercise of an Option or SAR, to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities(or, in the case of an SAR, the value) to which he would have been entitled pursuant to the terms of the merger, consolidation, sale or Change of Control if he had been the holder of record of the number of shares of Common Stock as to which the Option or SAR is being exercised, or shall be entitled to receive from the successor entity a new stock Option or stock appreciation right of comparable value,

                  (ii) all outstanding Options and SARs shall be cancelled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control, provided that each Optionee shall have the right to exercise his Option or SAR according to its terms during the period of ten (10) days ending on the day preceding the effective date of such merger, consolidation, liquidation or sale or Change of Control, or

                  (iii) all outstanding Options and SARs shall be canceled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the Optionee would have received had the Option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise had been made prior to such merger, consolidation, liquidation, sale or Change in Control, less the option price therefor. Upon receipt of such consideration by the Optionee, his or her Option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the Optionee would have received if the Option had been exercised shall be determined in good faith by the Committee, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 5(b).

                  For purposes of this Section 11, a "Change in Control" shall mean the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting or economic power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (i) the Company or any of its subsidiaries or (ii) any corporation with re spect to which, following such acquisition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

         In addition to the foregoing, the exercisability of all Options (except as described in clause (iii) above) shall accelerate, except as otherwise specifically set forth in the Optionee's Stock Option Agreement, upon such a liquidation, sale or Change in Control or, in the case of a merger or consolidation, only

                  (x) if such merger or consolidation involves a Change of Control of the Company and the Company is the survivor of such transaction, or

                  (y) if the Company is not the survivor of such merger or consolidation and such survivor is a corporation or other entity with respect to which, immediately following such transaction, more than 50% of the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors, trustees or comparable governing person or body is not then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of substantially all of the outstanding voting securities of the Company immediately prior to such transaction in substantially the same proportion as their ownership, immediately prior to such transaction, of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

Furthermore, in the case of a merger or consolidation to which the Corporation is a party and which is not a merger or consolidation as described in clause (x) or (y) above, the provisions of clause (i) above shall apply to all Options except as otherwise specifically set forth in the Optionee's Stock Option Agreement.

         Upon such acceleration, any options or portion thereof originally designated as ISOs that no longer qualify as incentive stock options under
Section 422 of the Code as a result of such acceleration shall be redesignated as NSOs. All other adjustments to ISOs or assumptions of ISOs by any successor corporation shall preserve their status as ISOs.

         Except as expressly provided to the contrary in this Section 11, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options or SARs.

         12.      MISCELLANEOUS

                  (a) Nonassignability of Other Rights. No Other Rights shall be assignable or transferable by the Optionee except by will or the laws of descent and distribution. During the life of the Optionee, Other Rights shall be exercisable only by the Optionee.

                  (b) No Guarantee of Employment. Neither the Plan nor any Stock Option Agreement, SAR Agreement or Restricted Stock Agreement shall give an employee the right to continue in the employment of the Company or a Subsidiary, or give the Company or a Subsidiary the right to require an employee to continue in employment.

                  (c) Tax Withholding. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise or vesting of an Option or Other Right, and as a condition to the receipt of any Option or Other Right the Optionee shall agree that if the amount payable to him by the Company or any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

                  Without limiting the foregoing, the Committee may in its discretion permit any Optionee's withholding obligation to be paid in whole or in part in the form of shares of Common Stock, by withholding from the shares to be issued or by accepting delivery from the Optionee

                                      -12-
         of shares already owned by him. The fair market value of the shares for such purposes shall be determined as set forth in Section 5(b). An Optionee may not make any such payment in the form of shares of Common Stock acquired upon the exercise of an ISO until the shares have been held by him for at least two (2) years after the date the ISO was granted and at least one (1) year after the date the ISO was exercised. If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Optionee shall deliver to the Company certificates registered in his name representing shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates.

                  (d) Use of Proceeds. The proceeds from the sale of shares pursuant to Options or Other Rights shall constitute general funds of the Company.

                  (e) Compliance with Rule 16b-3. With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule, or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.


         13.      EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

         The Plan shall be effective as of November 22, 1995, subject to ratification by vote of the stockholders of the Company no later than twelve
(12) months after such date. The Committee may grant Options and Other Rights under the Plan from time to time until the close of business on November 22, 2005. The Board may at any time amend the Plan, provided, however, that without the approval of the Company's stockholders there shall be no: (i) increase in the total number of shares covered by the Plan, except by operation of the provisions of Section 11; (ii) change in the class of individuals eligible to receive Options or Other Rights; (iii) reduction in the exercise price of any ISO; (iv) extension of the latest date upon which any ISO may be exercised; or
(v) material increase of the obligations of the Company or rights of any Optionee under the Plan or any Option or Other Rights granted pursuant to the Plan or (vi) other change in the Plan that requires stockholder approval under applicable law. No amendment shall adversely affect outstanding Options or Other Rights without the consent of the Optionee. The Plan may be terminated at any time by action of the Board, but any such termination will not terminate any Options and Other Rights then outstanding, without the consent of the Optionee to whom such Options and/or Other Rights are issued.

                   [FORM OF INCENTIVE STOCK OPTION AGREEMENT]


                              UNITED TRANSNET, INC.

                        Incentive Stock Option Agreement


         This Agreement made as of this ____ day of _______ by and between United TransNet, Inc., a Delaware corporation (the "Company"), and (the "Optionee").


                                WITNESSETH THAT:

         WHEREAS,   the  Company  has  instituted  a  program  entitled  "United
TransNet, Inc. 1995 Stock Incentive Plan" (the "Plan"); and

         WHEREAS, the Board of Directors of the Company (the "Board") has authorized the grant of stock options upon certain terms and conditions set forth below; and

         WHEREAS, the Board has authorized the grant of this stock option pursuant and subject to the terms of the Plan, a copy of which is attached hereto and incorporated herein; and

         WHEREAS, the Board has designated this stock option an incentive stock option in accordance with Section 5 of the Plan;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Grant. Pursuant and subject to the Plan, the Company does hereby grant unto the Optionee a stock option (the "Option") to purchase from the Company _____ (___) shares of its Common Stock ("Stock") upon the terms and conditions set forth in the Plan and upon the additional terms and conditions contained herein. This Option is intended to constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Option Price. This Option may be exercised at the Option price of $[fair market value on date of grant, or, if the Optionee owns/is attributed ownership of greater than 10% of the shares outstanding, at least 110% of fair market value on date of grant] per share of Stock; subject to adjustment as provided herein and in the Plan.

         3. Term and Exercisability of Option. This Option shall expire ___ years after the date of grant set forth at the conclusion of this Agreement, and shall be exercisable in accordance with and subject to the conditions set forth on the attached Schedule A.

         4. Method of Exercise. To the extent that the right to purchase shares of Stock has accrued hereunder, this Option may be exercised from time to time by written notice to the Company, substantially in the form attached hereto as
Exhibit 1, stating the number of shares with respect to which this Option is being exercised, and accompanied by payment in full of the Option price for the number of shares to be delivered, by means of payment acceptable to the Company in accordance with Section 5(c) of the Plan. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. Payment of the Option price may be made in cash or cash equivalents, or, in accordance with the terms and conditions of Section 5(c) of the Plan, in whole or in part in shares of Stock of the Company; provided, however, that the Board reserves the right upon receipt of any written notice of exercise from the Optionee to require payment in cash with respect to the shares contemplated in such notice. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

         5. Non-assignability of Option. This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, this Option shall be exercisable only by such Optionee, or by a conservator or guardian duly appointed for him by reason of his incapacity, or by the person appointed by the optionee in a durable power of attorney acceptable to the Company's counsel.

         6. Compliance with Securities Act. The Company shall not be obligated to sell or issue any shares of Stock or other securities pursuant to the exercise of this Option unless the shares of Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws. In the event shares or other securities shall be issued which shall not be so registered, the Optionee hereby represents, warrants and agrees that he will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel.

         7. Legends. The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Stock or other securities issued pursuant to any exercise of this Option will bear a legend setting forth the restrictions on their transferability described in Section 6 hereof.

         8. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares covered by this Option until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         9. Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time. No such termination or amendment will affect rights and obligations under this Option, to the extent it is then in effect and unexercised.

         10. Effect Upon Employment. Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company to employ the Optionee or to retain the Optionee in its employ or to engage or retain the services of the Optionee.

         11. Time for Acceptance. Unless the Optionee shall evidence his acceptance of this Option by execution of this Agreement within ten (10) days after its delivery to him, the Option and this Agreement may be declared null and void at the Company's option.

         12.  General Provisions.

                  (a) Amendment; Waivers. This Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

                  (b) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

                  (c) Governing Law. This Agreement has been executed in Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia.

                  (d) Construction. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

                  (e) Notices. Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered in hand or sent by registered mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:

To the Optionee:                    To his address as set forth on the signature
                                    page hereof.

To the Company:                     United TransNet, Inc.
                                    1080 Holcomb Bridge Road
                                    Building 200, Suite 140
                                    Roswell, GA  30076

copy to:                            Sullivan & Worcester
                                    One Post Office Square
                                    Boston, MA 02109
                                    Attention: Peter G. Johannsen, Esq.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and its corporate seal to be affixed as of the date set forth below.

Date of grant:

__________,____                                 United TransNet, Inc.


                                                By:____________________________
                                                Title:_________________________

(Corporate Seal)


Attest:


____________________________
                  Secretary

                               A C C E P T A N C E

         I hereby accept the foregoing Option in accordance with its terms and conditions and in accordance with the terms and conditions of the United TransNet, Inc. 1995 Stock Incentive Plan.



____________________________                 ____________________________
Date                                         (Signature of Optionee)1


Notice Address:


____________________________


____________________________


____________________________










- --------
1        Also sign Schedule A.

                                   Schedule A


                                               Percentage of Total Option
                  Date                         Shares Subject to Exercise

                                            Incremental          Cumulative
                                              Amount               Amount

On or after ________________                   [20%]               [20%]
On or after ________________                   [30%]               [50%]
On or after ________________                   [30%]               [80%]
On or after ________________                   [20%]               [100%]


         To the extent that this Option has not become exercisable at the date of the termination of the Optionee's employment by the Company or a Subsidiary, it shall expire as of such date. In the event that before this Option has been exercised in full, the Optionee ceases to be an employee of the Company or a Subsidiary for any reason other than his death or his retirement on account of disability, he may exercise this Option to the extent that it had become exercisable on the date of termination of his employment, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 3 of this Agreement or (ii) three months after the date of termination of the Optionee's employment by the Company or a Subsidiary. In the event of the death of the Optionee, or his retirement on account of disability, before this Option has been exercised in full, the personal representative of the Optionee may exercise this Option to the extent that it had become exercisable on the date of his death or his retirement on account of disability, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 3 of this Agreement or (ii) the first anniversary of the date of the Optionee's death or his retirement on account of disability.

I acknowledge the foregoing:


______________________________
(Signature of Optionee)

Date:_________________________

                                                                    EXHIBIT 1 to
                                                                 Incentive Stock
                                                                Option Agreement

                  [FORM FOR EXERCISE OF INCENTIVE STOCK OPTION)


United TransNet, Inc.
1080 Holcomb Bridge Road
Building 200, Suite 140
Roswell, GA  30076

RE: Exercise of Incentive Stock Option under United TransNet, Inc. 1995 Stock Incentive Plan (the "Plan")


Gentlemen:

         Please take notice that the undersigned hereby elects to exercise the stock option granted to _____________________ on ________________, 19__ by and
to the extent of purchasing __________ shares of the Common Stock of United TransNet, Inc., for the Option price of $_______________ per share, subject to the terms and conditions of the Incentive Stock Option Agreement between and United TransNet, Inc. dated as of __________________, 19__ and the Plan.

         The undersigned encloses herewith payment, in cash or in such other property as is permitted under the Plan, of the purchase price for said shares. If the undersigned is making payment of any part of the purchase price by delivery of shares of stock of United TransNet, Inc., he hereby confirms that he has investigated and considered the possible income tax consequences to him of making such payments in that form.

         The undersigned hereby specifically confirms to United TransNet, Inc. that he is acquiring the shares for investment and not with a view to their sale or distribution, and that the shares shall be held subject to all of the terms and conditions of the Incentive Stock Option Agreement and the Plan.

                                                 Very truly yours,



____________________________                ____________________________
Date                                        (Signed by ______________ or
                                            other party duly exercising Option)

                 [FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT]

                              UNITED TRANSNET, INC.

                      Non-Oualified Stock Option Agreement


         This Agreement made as of this __________ day of ____________ by and between United TransNet, Inc., a ________________ corporation (the "Company"), and _________________(the "Optionee").


                                WITNESSETH THAT:

         WHEREAS,   the  Company  has  instituted  a  program  entitled  "United
TransNet, Inc. 1995 Stock Incentive Plan" (the "Plan"); and

         WHEREAS, the Board of Directors of the Company (the "Board") has authorized the grant of stock options upon certain terms and conditions set forth below; and

         WHEREAS, the Board has authorized the grant of this stock option pursuant and subject to the terms of the Plan, a copy of which is attached hereto and incorporated herein; and

         WHEREAS, the Board has designated this stock option a non-qualified Option in accordance with Section 5 of the Plan;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Grant. Pursuant and subject to the Plan, the Company does hereby grant unto the Optionee a stock option (the "Option") to purchase from the Company __________ (_____) shares of its Common Stock ("Stock") upon the terms and conditions set forth in the Plan and upon the additional terms and conditions contained herein. This Option is not intended to be an incentive stock option or to qualify for special federal income tax treatment under section 422 of the Internal Revenue Code of 1986, as amended.

         2. Option Price. This Option may be exercised at the Option price of $[ fair market value] per share of Stock, subject to adjustment as provided herein and in the Plan.

         3. Term and Exercisability of Option. This Option shall expire __ years after the date of grant set forth at the conclusion of this agreement, and shall be exercisable in accordance with and subject to the conditions set forth on the attached Schedule A.

         4. Method of Exercise. To the extent that the right to purchase shares of Stock has accrued hereunder, this Option may be exercised from time to time by written notice to the Company, substantially in the form attached hereto as
Exhibit 1, stating the number of shares with respect to which this Option is being exercised, accompanied by payment in full of the Option price for the number of shares to be delivered, by means of payment acceptable to the Company in accordance with Section 5(c) of the Plan. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. Payment of the Option price may be made in cash or cash equivalents, or, in accordance with the terms and conditions of Section 5(c) of the Plan, in whole or in part in shares of Stock of the Company; provided, however, that the Board reserves the right upon receipt of any written notice of exercise from the Optionee to require payment in cash with respect to the shares contemplated in such notice. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

         5. Withholding Taxes. The Optionee hereby agrees, as a condition to any exercise of this Option, to provide to the Company an amount sufficient to satisfy its obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the "Withholding Amount"), by (a)
authorizing the Company to withhold the Withholding Amount from his cash compensation, or (b) remitting the Withholding Amount to the Company in cash; provided that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company may at its election withhold from the Stock delivered upon exercise of this Option that number of shares having a fair market value, on the date of exercise, sufficient to eliminate any deficiency in the Withholding Amount.

         6. Non-assignability of Option. This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, this Option shall be exercisable only by such Optionee.

         7. Compliance with Securities Act. The Company shall not be obligated to sell or issue any shares of Stock or other securities pursuant to the exercise of this Option unless the shares of Stock or other securities with

                                       -3-
respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws. In the event shares or other securities shall be issued which shall not be so registered, the Optionee hereby represents, warrants and agrees that he will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel.

         8. Legends. The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Stock or other securities issued pursuant to any exercise of this Option will bear a legend setting forth the restrictions on their transferability described in Section 7 hereof.

         9. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares covered by this Option until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         10. Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time. No such termination or amendment will affect rights and obligations under this Option to the extent it is then in effect and unexercised.

         11. Effect Upon Employment. Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company to employ the Optionee or to retain the Optionee in its employ or to engage or retain the services of the Optionee.

         12. Time for Acceptance. Unless the Optionee shall evidence his acceptance of this Option by execution of this Agreement within ten (10) days after its delivery to him, the Option and this Agreement may be declared null and void at the Company's Option.

         13.  General Provisions.

                  (a) Amendment; Waivers. This Agreement, including the provision hereof in any instance shall not operate as a waiver of Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties. The waiver by either of the parties hereto of any other provision hereof or in any other instance.

                  (b) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

                  (c) Governing Law. This Agreement has been executed in Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia.

                  (d) Construction. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

                  (e) Notices. Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered in hand or sent by registered mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:

To the Optionee:                    To his address as listed on the books of
                                    the Company.


To the Company:                     United TransNet, Inc.
                                    1080 Holcomb Bridge Road
                                    Building 200, Suite 140
                                    Roswell, GA  30076

Copy to:                            Sullivan & Worcester
                                    One Post Office Square
                                    Boston, MA 02109
                                    Attention: Peter G. Johannsen, Esq.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by the undersigned by its officer thereunto duly authorized, and its corporate seal to be affixed as of the date set forth below.


Date of grant:                              United TransNet, Inc.

______________, ____
                                            By:______________________
                                            Title:___________________


(Corporate Seal)

Attest:


___________________
         Secretary

                               A C C E P T A N C E

         I hereby accept the foregoing Option in accordance with its terms and conditions and in accordance with the terms and conditions of the United TransNet, Inc. 1995 Stock Incentive Plan.



____________________                          ___________________________
Date                                          (Signature of Optionee)1


Notice Address:



___________________________


___________________________


___________________________





- --------
1        Also sign Schedule A.

                                   Schedule A


                                               Percentage of Total Option
                  Date                         Shares Subject to Exercise

                                            Incremental          Cumulative
                                               Amount               Amount

On or after ________________                    [20%]                [20%]
On or after ________________                    [30%]                [50%]
On or after ________________                    [30%]                [80%]
On or after ________________                    [20%]                [100%]

         To the extent that this Option has not become exercisable at the date of the termination of the Optionee's employment by the Company or a Subsidiary, it shall expire as of such date. In the event that before this Option has been exercised in full, the Optionee ceases to be an employee of the Company or a Subsidiary for any reason other than his death or his retirement on account of disability, he may exercise this Option to the extent that it had become exercisable on the date of termination of his employment, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 3 of this Agreement or (ii) three months after the date of termination of the Optionee's employment by the Company or a Subsidiary. In the event of the death of the Optionee, or his retirement on account of disability, before this Option has been exercised in full, the personal representative of the Optionee may exercise this Option to the extent that it had become exercisable on the date of his death or his retirement on account of disability, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 3 of this Agreement or (ii) the first anniversary of the date of the Optionee's death or his retirement on account of disability.

I acknowledge the foregoing:


___________________________
(Signature of Optionee)

Date:_____________________

                                                  Exhibit 1 to Non-qualified
                                                  Stock Option Agreement

                [FORM FOR EXERCISE OF NON-QUALIFIED STOCK OPTION]


United TransNet, Inc.
1080 Holcomb Bridge Road
Building 200, Suite 140
Roswell, GA  30076

         RE: Exercise of Non-qualified Option under United TransNet, Inc. 1995 Stock Incentive Plan (the "Plan")

Gentlemen:

         Please take notice that the undersigned hereby elects to exercise the stock option granted to ___________________ on ________________, 19_ by and to
the extent of purchasing shares of the Common Stock of United TransNet, Inc. for the Option price of $______________ per share, subject to the terms and conditions of the Non-qualified Stock Option Agreement between ___________________ and United TransNet, Inc. dated as of 19__ and the Plan.

         The undersigned encloses herewith payment in cash or in such other property as is permitted under the Plan of the purchase price for said shares. If the undersigned is making Payment of any part of the purchase price by delivery of shares of stock of United TransNet, Inc., he hereby confirms that he has investigated and considered the possible income tax consequences to him of making such payments in that form.

         The undersigned hereby specifically confirms to United TransNet, Inc. that he is acquiring the shares for investment and not with a view to their sale or distribution, and that the shares shall be held subject to all of the terms and conditions of the Stock Option Agreement and the Plan.

                                           Very truly yours,



___________________________                ________________________________
Date                                       (Signed by_____________________
                                            or other party duly exercising
                                            Option)